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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (i) our report on the combined financial statements of First Florida International Holdings, Inc., Phoenix Communications International, Inc., Innovative Pharmaceutical Strategies, Inc., HMN Health Services, Inc. and Mature Rx Plus of Nevada, Inc., (collectively "FFI Health Services") dated July 5, 2000; (ii) our report dated October 19, 2000, included in AdvancePCS's Form 8-K as amended February 16, 2001 and to all references to our Firm included in this registration statement.

                                                 /s/ ARTHUR ANDERSEN LLP
Dallas, Texas,
February 26, 2001